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                                                                   Exhibit 23.27



CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
A-R Cable Services-ME, Inc.:

We consent to the use of our report, included herein, and to the reference to our firm under the heading "Experts" in the Prospectus and the Registration Statement of FrontierVision Holdings, L.P. and FrontierVision Holdings Capital Corporation on Form S-4.

KPMG Peat Marwick LLP
Jericho, New York
September 25, 1997